UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 4, 2019

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 4, 2019, Drone Aviation Holding Corp. (the “Company”) and Robert Guerra, a former member of the Company’s Board of Directors (see Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, below) entered into a Stock Redemption Agreement (the “Stock Redemption Agreement”). Pursuant to the terms of the Stock Redemption Agreement, Mr. Guerra agreed to sell, and the Company agreed to purchase, 100,000 shares of the Company’s common stock owned by Mr. Guerra in exchange for $50,000 in cash (the “Stock Purchase”). The Stock Purchase closed on September 4, 2019.

The foregoing description of the Stock Redemption Agreement is not a complete description of all of the parties’ rights and obligations under the Stock Redemption Agreement, and is qualified in its entirety by reference to the Stock Redemption Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2019, Jay H. Nussbaum, the Company’s Chairman of the Board and Chief Executive Officer, passed away. On September 4, 2019, the Company’s Board of Directors (the “Board”) appointed David Aguilar, who has served as a member of the Board since 2017, as Chairman of the Board.

On November 10, 2017, the Company and Global Security Innovative Strategies, LLC (“GSIS”) entered into an agreement pursuant to which GSIS agreed to provide business development support and general consulting services for sales opportunities with U.S. government agencies and other identified prospects. Mr. Aguilar is a principal at GSIS. The agreement is for a period of six months beginning on November 1, 2017. The Company agreed to pay GSIS a fee of $10,000 per month and will evaluate the fee after 90 days. On September 26, 2018, the parties amended the agreement to extend the period of service through September 2019 with monthly auto renew extensions thereafter. The Company also agreed to issue 100,000 options to purchase Company stock which were immediately vested, had a strike price of $1.00 and terminate on September 26, 2022. The Company agreed to pay the expenses of GSIS incurred in connection with the performance of its duties under the agreement. Either party may terminate or renew the agreement at any time, for any reason or no reason, upon at least 30 days’ notice to the other party.

On January 9, 2017, the Company, Mr. Aguilar and GSIS entered into a director agreement (the “2017 Director Agreement”) pursuant to which Mr. Aguilar consented to serve as a director of the Company consistent with his duties as a principal of GSIS for a or a term of up to two years if elected or appointed and, upon re-appointment or election to the Board of the Company, to serve as a member of the Board of the Company. On March 20, 2019, the Board reappointed Mr. Aguilar to another two-year term commencing January 9, 2019. Pursuant to the terms of the 2017 Director Agreement, the Company agreed, if Mr. Aguilar became a director, that his director compensation payable pursuant to the 2017 Director Agreement would be an annual fee of $24,000 paid to GSIS. On September 4, 2019, in connection with Mr. Aguilar’s appointment as Chairman of the Board, the parties to the 2017 Director Agreement agreed to amend the 2017 Director Agreement (“2017 Amendment”) pursuant to which the Company agreed to pay Mr. Aguilar an annual fee of $120,000 in exchange for his services as Chairman of the Board.

The foregoing description of the 2017 Amendment is not a complete description of all of the parties’ rights and obligations under the 2017 Agreement and is qualified in its entirety by reference to the 2017 Agreement, a copy of which is filed as Exhibits 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Also, on September 4, 2019, the Board appointed Daniyel Erdberg as the Company’s Chief Executive Officer and as a member of the Board to fill the vacancy created by Mr. Nussbaum’s death. Mr. Erdberg will continue to serve as the Company’s President. Mr. Erdberg was appointed Chief Operating Officer on June 3, 2014. He resigned that position on October 2, 2015 and was appointed President that same day. Over the past 15 years, Mr. Erdberg has been involved in operations of companies in various sectors of technology, including software development, telecommunications, wireless networking and unmanned aerial systems. Mr. Erdberg graduated from Florida International University with a B.A. in International Business. On January 25, 2019, the Company completed the sale of 150,000 shares of its common stock to Mr. Erdberg pursuant to an amended and restated stock purchase agreement at $0.50 per share for an aggregate of $75,000. Of this amount, Mr. Erdberg delivered a full-recourse promissory note payable with a maturity date of January 25, 2020 in the amount of $50,000 to the Company. The promissory note, which bore a fixed interest rate of 3% per annum, was cancelled on April 30, 2019 pursuant to a Stock Redemption and Note Cancellation Agreement.

On May 18, 2015, the Company entered into an employment agreement with Mr. Erdberg (as amended through December 4, 2018, the “Erdberg Employment Agreement”), pursuant to which Mr. Erdberg agreed to serve as the Company’s Chief Operating Officer for a period of two years, subject to renewal for successive one-year terms, in consideration for an annual salary of $140,000. On October 2, 2015, Mr. Erdberg resigned as Chief Operating Officer, and the Erdberg Employment Agreement was amended to reflect his appointment as President of the Company. The Erdberg Employment Agreement was subsequently further amended to increase Mr. Erdberg’s base salary to $150,000 and to extend his term of employment to December 31, 2018. On August 3, 2017, the Erdberg Employment Agreement was amended to reflect an increase in Mr. Erdberg’s base salary to $165,000. On December 4, 2018, the Erdberg Employment Agreement was amended to reflect an increase in Mr. Erdberg’s base salary to $175,000 and to extend his term of employment to December 31, 2019. Under the Erdberg Employment Agreement, Mr. Erdberg is eligible for an annual cash bonus in an amount equal to up to 150% of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. Mr. Erdberg is also eligible for grants of awards under stock option or other equity incentive plans of the Company as the Compensation Committee may from time to time determine and is entitled to participate in all benefits plans the Company provides to its executives. The Company will reimburse Mr. Erdberg for all reasonable out-of-pocket expenses actually incurred or paid in the course of his employment. In the event Mr. Erdberg’s employment is terminated without Cause or by Mr. Erdberg with Good Reason (as such terms are defined in the Erdberg Employment Agreement), then in addition to receiving accrued but unpaid compensation and vacation pay through the end of the term of employment, benefits accrued and outstanding under benefit plans, and the reimbursement of documented, unreimbursed expenses prior to the date of termination, Mr. Erdberg shall be entitled to receive severance benefits equal to six months of his then-current base salary, continued coverage under the Company’s benefit plans for a period of 12 months after his termination date and payment of his pro-rated earned annual bonus. Mr. Erdberg has also agreed to non-competition and non-solicitation provisions during the term of his employment and for one year thereafter.

In connection with Mr. Erdberg’s appointment as Chief Executive Officer and director, the Company and Mr. Erdberg entered into Amendment No. 6 (“Amendment No. 6”) to the Employment Agreement on September 4, 2019. Pursuant to the terms of Amendment No. 6, the term of employment was extended to December 31, 2020 and the annual base salary payable under the Employment Agreement was increased from $175,000 to $250,000.

The foregoing description of Amendment No. 6 is not a complete description of all of the parties’ rights and obligations under Amendment No. 6 and is qualified in its entirety by reference to Amendment No. 6, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

On September 4, 2019, Robert Guerra resigned as a director, effective immediately. Mr. Guerra’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies or practices. The Board will commence a search for an additional director to fill the vacancy resulting from Mr. Guerra’s resignation. The Board expects that Mr. Guerra’s replacement would be independent and would serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

As a result of these changes, as of September 5, 2019, the Company’s officers and directors are as follows:

Name	Age	Positions and Offices
Daniyel Erdberg	41	Chief Executive Officer, President and Director
Kendall Carpenter	63	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Felicia Hess	52	Chief Quality Officer
David Aguilar	63	Chairman of the Board
Timothy Hoechst	53	Director and Chairman of the Compensation Committee
John E. Miller	78	Director and Chairman of the Audit Committee

Item 8.01. Other Events.

On August 31, 2019, Mr. Nussbaum, the Company’s Chairman of the Board and Chief Executive Officer, passed away. The Company issued a press release regarding Mr. Nussbaum’s passing on September 5, 2019. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Redemption Agreement dated September 4, 2019 between the registrant and Robert Guerra.
10.2	Amendment No. 1 to Director Agreement dated September 4, 2019 among the registrant, Global Security Innovative Strategies, LLC and David Aguilar.
10.3	Amendment No. 6 to Employment Agreement dated September 4, 2019 between the registrant and Daniyel Erdberg.
99.1	Press release of the registrant dated September 5, 2019.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: September 5, 2019	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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